EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK

AND ASSOCIATED COMMON STOCK PURCHASE RIGHTS

of

NORSTAN, INC.

PURSUANT TO THE OFFER TO PURCHASE DATED DECEMBER 23, 2004

by

SF ACQUISITION CO.,

a wholly-owned subsidiary

of

BLACK BOX CORPORATION,

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

This Notice of Guaranteed Delivery, or a form substantially equivalent, must be used to accept the Offer (as defined below) if certificates for securities being tendered are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	(651) 450-2452	Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to SF Acquisition Co., a Minnesota corporation (“Purchaser”) and a wholly-owned subsidiary of Black Box Corporation, Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2004 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares (as defined below) set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Throughout this Notice of Guaranteed Delivery, the terms “Share” or “Shares” shall mean outstanding shares of common stock, $0.10 par value per share, of Norstan, Inc., a Minnesota corporation (“Norstan”), together with the associated common stock purchase rights (the “Rights”) issued pursuant to the Amended and Restated Rights Agreement dated April 1, 1998, between Norstan and Norwest Bank Minnesota, National Association, as amended.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):

(please print)

Address(es):

(Zip Code)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

GUARANTEE

The undersigned, a financial institution that is a participant the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each an “Eligible Institution”), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent’s Message (as defined in Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: (Authorized Signature) Name: (Please type or print) Title: Area Code and Telephone Number	Address: (Zip Code) Dated:

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE.

CERTIFICATES REPRESENTING SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.